UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report: April 19, 2013

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4902 Eisenhower Boulevard, Suite 125 Tampa, FL	33634
(Address of principal executive offices)	(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 19, 2013, Oragenics, Inc. (the “Company”) entered into amendments (the “Fifth Amendments”) to each of its existing exclusive license agreements with University of Florida Research Foundation, Inc. (“UFRF”) for (i) the Antimicrobial Polypeptide, Nucleic Acid and Methods of Use patent (the “MU1140 License Agreement”) and (ii) the Replacement Therapy for Dental Carries patent (the “SMaRT Replacement Therapy License Agreement”).

As a result of the Fifth Amendments, the Company’s annual payments to UFRF on the license agreements would be decreased from $100,000 to $20,000 as the Company continues its efforts with respect to the intellectual property covered by the UFRF licenses. The Fifth Amendments: identified the patents covered; lowered the amount of current annual payments the Company was required to make to UFRF from $50,000 to $10,000; and removed the requirement of the Company to spend at least $1.0 million annually on combined research and development. The Company’s obligation to provide a development report to UFRF was revised from bi-annually to annually. In addition, the amount payable to UFRF on all revenue received from sublicensees was increased from 20% to 22%, and additional fees payable to UFRF were added as follows: a new one-time commercialization fee, post-commercialization minimum royalty payments, and a new one-time cumulative royalty payment. The one-time commercialization fee would be due on the first anniversary of first commercial sale and is calculated at $5,000 per month between May 1, 2013 and the month of the first anniversary of a commercial sale. The post-commercialization minimum royalty payments of $50,000 annually would be due following payment of a commercialization fee. The one-time additional royalty payment would be due when total cumulative royalties paid to UFRF exceed $2.0 million, upon which the Company would be obligated to make a one-time additional payment to UFRF of 10% of the total royalties due to UFRF in the calendar year in which cumulative royalties exceeded $2.0 million.

The foregoing descriptions of the Fifth Amendments to the MU1140 License Agreement and to the SMaRT Replacement Therapy License Agreement do not purport to be complete and are qualified in their entireties by reference to the full text of the Fifth Amendments, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Fifth Amendment to MU1140 License Agreement dated April 19, 2013.

10.2	Fifth Amendment to Replacement Therapy License Agreement dated April 19, 2013.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 23rd day of April, 2013.

ORAGENICS, INC. (Registrant)

BY:	/s/ Michael Sullivan
Michael Sullivan
Chief Financial Officer